DELTA WOODSIDE INDUSTRIES, INC.
                          STOCK OPTION PLAN AMENDMENTS


     The Delta Woodside Industries, Inc. Stock Option Plan, effective as of July 1, 1990 (the "Plan"), is amended as follows effective May 15, 2000:

1. With regard to any options granted under the Plan with respect to which an option holder makes either or both of the elections described in Section 2. and
Section 3. below, if the holder elects not to exercise all or part of such options prior to the record date (the "Record Date") for the proposed distribution by Delta Woodside Industries, Inc. (the "Company") to its shareholders of all of the capital stock of Delta Apparel, Inc. and all of the capital stock of Duck Head Apparel Company, Inc. (such distribution, the "Distribution"), such unexercised options shall remain exercisable for the same number of shares of the Company's stock at the same exercise price after the Distribution as before the Distribution (and for no other securities), notwithstanding the occurrence of the Distribution or Section 14. of the Plan.

2. At the written election of the option holder, options granted to a holder under the Plan that are outstanding on the date that is five business days prior to the Record Date shall become exercisable in full, to the extent not already exercisable in full, on the date that is five business days prior to the Record Date, provided that the holder agrees in writing that all options held by the holder shall be subject to the terms set forth in Section 1. above.

3. With respect to those certain stock options listed on Exhibit A to the Delta Woodside Industries, Inc. Compensation Grants Committee and Compensation Committee Resolutions Respecting Certain Previously Granted Stock Options dated May 15, 2000 (the "Subject Stock Options"), at the written election of a holder of a Subject Stock Option such Subject Stock Option shall remain exercisable until such Subject Stock Option's stated date of expiration (notwithstanding any termination of the holder's employment with the Company or any of its subsidiaries), provided that the holder agrees in writing that the holder's
Subject  Stock  Options  shall  be  subject to the terms set forth in Section 1.
above.

4. The amendments set forth in Sections 1. through 3. above shall be effective contingent on the declaration by the Board of Directors of the Company of the stock dividend that will effect the Distribution.


                           DELTA  WOODSIDE  INDUSTRIES,  INC.



                           By:  /s/  David  R.  Palmer
                              -------------------------------------
                              David R. Palmer, Corporate Controller


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